                                                                     Exhibit 5.1

                                BINGHAM DANA LLP
                               150 Federal Street
                                Boston, MA 02110


                                  March 8, 2000

iBasis, Inc.
20 Second Avenue
Burlington, MA 01803

         Re: REGISTRATION STATEMENT ON FORM S-1 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (FILE NO. 333-96535)

Ladies and Gentlemen:

         We have acted as counsel to iBasis, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration under the Securities Act of 1933, as amended (the "ACT"), of 4,025,000 shares (collectively, the "SHARES") of the Company's Common Stock, $0.01 par value per share, of which certain of the Shares (the "COMPANY SHARES") are to be offered by the Company and certain of the Shares (the "SELLING STOCKHOLDER SHARES") are to offered by certain stockholders of the Company (the "SELLING STOCKHOLDERS"), pursuant to a Registration Statement on Form S-1 (Reg. No. 333-96535) initially filed by the Company with the Securities and Exchange Commission on February 10, 2000 (the "REGISTRATION STATEMENT").

         As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

         We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied. We have also assumed that the Company has iBasis, Inc.
March 8, 2000
Page 2

received the specified purchase price for the Selling Stockholder Shares and will receive the specified purchase price for the Company Shares.

         With respect to our opinion set forth below regarding the due authorization of the Shares, we have assumed that all members of the board of directors of the Company have executed and delivered an action by unanimous written consent that contains the resolutions set forth in ANNEX A hereto, and that such action by unanimous written consent has been filed with the minutes of proceedings of such board of directors.

         This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         Subject to the foregoing, it is our opinion that (i) the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) the Company Shares have been duly authorized and when issued and paid for in accordance with the terms of the underwriting agreement described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                                         Very truly yours,

                                                         /s/ Bingham Dana LLP

                                                         BINGHAM DANA LLP

                                                                        ANNEX A

I.       OFFERING OF COMMON STOCK

1.       SECONDARY PUBLIC OFFERING

RESOLVED:             That, the Corporation be, and it hereby is, authorized to
                      issue and sell up to 2,318,408 shares (representing
                      2,000,000 shares plus an additional 318,408 shares that may be sold pursuant to an option to be granted to the underwriters for a period of up to 30 days after the effective date of the commencement of the Offering defined below, the "COMPANY SHARES") of its common stock, par value, $0.001 per share (the "COMMON STOCK"), in an underwritten public offering on a firm commitment basis, which offering may also include the Secondary Shares (as defined below) (the "OFFERING"), with the exact number of shares to be sold by the Corporation (which may exceed
                      2,318,408 shares if determined to be advisable by the Public Offering Committee described below), and the price per share to be determined by the Public Offering
                      Committee described below.

FURTHER
RESOLVED:             That, in accordance with the requirements of the
                      Securities Act of 1933, as amended ("1933 ACT"), there be issued, sold and registered under the 1933 Act all of the Company Shares, together with up to 1,706,592 shares (the
                      "SECONDARY SHARES," and together with the Company Shares, the "SHARES") of Common Stock that may be offered for sale by certain stockholders (the "SELLING STOCKHOLDERS") of the Corporation.

2.       APPROVAL OF FILING OF REGISTRATION STATEMENT ON FORM S-1

RESOLVED:             That the preparation, execution and filing by the Chief
                      Executive Officer, Executive Vice President and the Chief
                      Financial Officer (each an "AUTHORIZED OFFICER") of the
                      Company, each acting individually in the name and on behalf of the Company, with the Securities and Exchange
                      Commission (the "SEC"), of a registration statement on Form S-1, relating to the Offering, are hereby severally confirmed, adopted, approved and ratified as acts of the Company with full retroactive and prospective effect.

FURTHER RESOLVED: That, the Authorized Officers are, and each one of them acting singly is, hereby authorized, empowered and directed to execute in like manner on behalf of the Corporation, and individually as officers, such amendment or amendments to the registration statement as may be required or deemed by them advisable under the 1933 Act, the rules
iBasis, Inc.
March 8, 2000
Page 2

                      and regulations promulgated thereunder, or the orders and directions of the Commission, and that upon the signing thereof by at least a majority of the Directors and by the duly authorized officers or their duly authorized attorneys or attorney, the officers of the Corporation or their duly authorized attorneys or attorney are hereby authorized to cause the same to be filed with the Commission.

3.       PUBLIC OFFERING COMMITTEE

RESOLVED:             That Ofer Gneezy, Izhar Armony and John Jarve be and
                      hereby are appointed as a Public Offering Committee of the Board of Directors (the "PUBLIC OFFERING COMMITTEE"), and are hereby authorized and directed, INTER ALIA, (i) to negotiate and authorize on behalf of the Corporation underwriting agreements with each of the Underwriters (as defined below) for the sale and issuance by the Corporation to the Underwriters of shares of Common Stock for the Offering; (ii) to determine, in their discretion, the number of shares of Common Stock to be offered and sold by the Corporation in the Offering; (iii) to authorize the price at which such shares shall be offered and sold in the Offering; (iv) to determine the underwriting fees and commissions to be offered to the Underwriters in connection with the Offering; (v) to designate one or more Authorized Officers from time to time; (vi) without limiting the power delegated to the Authorized Officers, to approve the form of any amendment to the Registration Statement; and (vii) to authorize the Authorized Officers to take any other actions considered necessary or advisable by the Public Offering Committee in connection with the public offering contemplated by these resolutions.

4.       COMPLIANCE WITH BLUE SKY LAWS

RESOLVED:             That, the Authorized Officers are, and each one of them
                      acting singly is, authorized in the name and on behalf of this Corporation, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the shares of Common Stock for issue, offer, sale, or trade under the Blue Sky or securities laws of any of the States of the United States of America and the securities laws of the Dominion of Canada and any of its provinces, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of
iBasis, Inc.
March 8, 2000
Page 3

                      attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualifications for as long as they may deem necessary or desirable, the necessity or desirability thereof or being conclusively proved by the action taken.

5.       APPLICATION TO NASDAQ

RESOLVED:             That, application be made to The Nasdaq Stock Market for
                      the listing of the additional shares of the Corporation's
                      Common Stock referred to herein on said Nasdaq Stock
                      Market, and that the Authorized Officers are, and each of them acting singly is, hereby authorized to sign in the name and on behalf of the Corporation the documents or agreements relative to such listing, and to take or cause to be taken on behalf of the Corporation, at any time or from time to time, such action or actions as in the opinion of the officer acting (as proved conclusively by the action taken) may be necessary or desirable to effect and keep effective listing of such Common Stock on such system and, if requested, to appear before officials of such system with authority to make all required changes in said application and related documents, and any such application or document signed in the name of this Corporation may be accepted by any party concerned herewith as having been authorized by this resolution.

6.       APPROVAL OF UNDERWRITING AGREEMENT

RESOLVED:             That, the Corporation be, and it hereby is, authorized to
                      issue and sell the Company Shares in a public offering, through a firm commitment underwriting by certain underwriters (collectively, the "UNDERWRITERS"), at a sale price to be determined by the Public Offering Committee.

FURTHER

RESOLVED:             That the Authorized Officers be, and each of them acting
                      singly hereby is, authorized on behalf of the Corporation to enter into an underwriting agreement (the "UNDERWRITING
                      AGREEMENT") with the Underwriters relating to the purchase of the Shares by such Underwriters on a firm commitment basis; and that said officers be, and each of them acting singly hereby is, authorized for and in the name of the Corporation to execute and deliver the Underwriting
                      Agreement in such form and with such provisions
                      (including, without
iBasis, Inc.
March 8, 2000
Page 4

                      limitation, with respect to the public offering price, discounts, commissions and expenses) as may be approved by the officer or officers so acting, such approval to be conclusively evidenced by such execution and delivery.

7.       RESERVATIONS OF SHARES

RESOLVED:             That the Corporation reserve from authorized but unissued
                      shares a sufficient number of Company Shares to be sold pursuant to the Underwriting Agreement, and that such shares shall be, when issued and delivered in accordance with the terms of the Underwriting Agreement, validly-issued, fully-paid and non-assessable.

II.      CONVERTIBLE SUBORDINATED NOTES OFFERING

1.       OFFERING OF CONVERTIBLE SUBORDINATED NOTES

RESOLVED:             That, the Corporation be, and it hereby is, authorized to
                      issue and sell up to $172,500,000 aggregate principal amount of Notes in a public offering through a firm commitment underwriting to certain underwriters (the "DEBT
                      UNDERWRITERS") (representing $150,000,000 aggregate principal amount of Notes plus an additional $22,500,000 aggregate principal amount of Notes that may be sold pursuant to an option to be granted to the Debt
                      Underwriters), with a maturity of not to exceed five years from the date of issue, with such Notes to be convertible into shares of Common Stock, with the exact aggregate principal amount of Notes to be sold by the Corporation
                      (which may exceed $172,500,000 aggregate principal amount of Notes if determined to be advisable by the Public
                      Offering Committee described below), and the interest rate, maturity, conversion rate and other terms of the Notes to be determined by the Public Offering Committee.

FURTHER
RESOLVED:             That, in connection with the offering and sale of the
                      Notes (the "DEBT OFFERING"), the Corporation enter into
                      (i) an Underwriting Agreement between the Corporation and the Debt Underwriters, having such terms and conditions and in such form as the Public Offering
                      Committee shall determine and (ii) an Indenture (the
                      "INDENTURE") between the Corporation and such institution as may be selected by the Public Offering Committee (the
                      "TRUSTEE"), having such terms and
iBasis, Inc.
March 8, 2000
Page 5

                      conditions and in such form as the Public Offering Committee shall determine.

FURTHER
RESOLVED:             That there are hereby reserved for issuance out of the
                      Corporation's authorized but unissued Common Stock such number of shares of Common Stock as may be required to be issued upon conversion of the Notes (the "CONVERSION
                      SHARES"), including such additional shares of Common Stock becoming issuable upon conversion of the Notes pursuant to the anti-dilution provisions of the Indenture, with the initial number of Conversion Shares each $1,000 principal amount of Notes shall be convertible into to be determined by the Public Offering Committee, and that such shares of Common Stock, when issued and delivered in accordance with the terms of the Notes and the Indenture, will be validly-issued, fully-paid and non-assessable.

2.       APPROVAL OF FILING OF REGISTRATION STATEMENT ON FORM S-1

RESOLVED:             That the preparation, execution and filing by the
                      Authorized Officers each acting individually in the name and on behalf of the Company, with the SEC, of a registration statement relating to the Notes and the Conversion Shares, are hereby severally confirmed, adopted, approved and ratified as acts of the Company with full retroactive and prospective effect.

FURTHER
RESOLVED:             That, the Authorized Officers are, and each one of them
                      acting singly is, hereby authorized, empowered and directed to execute in like manner on behalf of the Corporation, and individually as officers, such amendment or amendments to the Registration Statement as may be required or deemed by them advisable under the 1933 Act, the rules and regulations promulgated thereunder, or the orders and directions of the Commission, and that upon the signing thereof by at least a majority of the Directors and by the duly authorized officers or their duly authorized attorneys or attorney, the officers of the Corporation or their duly authorized attorneys or attorney are hereby authorized to cause the same to be filed with the Commission.

iBasis, Inc.
March 8, 2000
Page 6

3.       AUTHORITY OF THE PUBLIC OFFERING COMMITTEE

RESOLVED:             That, the Public Offering Committee be and hereby is
                      authorized and directed (i) to negotiate and authorize on behalf of the Corporation the form, terms and conditions of the Debt Underwriting Agreement, the Notes and the Indenture with the Debt Underwriters or the Trustee, as the case may be, for the sale and issuance by the Corporation of the Notes to the Debt Underwriters (or any additional or substitute investment banking firm or firms selected by the Public Offering Committee) for the Offering; (ii) to determine, in their discretion, the aggregate principal amount of Notes to be offered and sold by the Corporation in the Offering; (iii) to authorize the interest rate and maturity of the Notes, any provisional redemption fees and the optional redemption prices, and the number of Conversion Shares to be issuable upon the conversion of the Notes; (iv) to determine the fees and commissions to be offered to the Debt Underwriters in connection with the Offering; (v) without limiting the power delegated to the Authorized Officers, to approve the form of any amendment to the Registration Statement; and
                      (vi) to authorize the Authorized Officers to take any other actions considered necessary or advisable by the Offering Committee in connection with the Offering.

4.       COMPLIANCE WITH BLUE SKY LAWS

RESOLVED:             That, the Authorized Officers are, and each one of them
                      acting singly is, authorized in the name and on behalf of the Corporation, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Notes and Conversion Shares for issue, offer, sale, or trade under the Blue Sky or securities laws of any of the States of the United States of America, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualifications for as long as they may deem necessary or desirable, the necessity or desirability thereof being conclusively proved by the action taken.

iBasis, Inc.
March 8, 2000
Page 7

5.       APPLICATION TO NASDAQ

RESOLVED:             That, application be made to The Nasdaq Stock Market for
                      the listing of the Conversion Shares on said Nasdaq Stock
                      Market, and that the Authorized Officers are, and each of them acting singly is, hereby authorized to sign in the name and on behalf of the Corporation the documents or agreements relative to such listing, and to take or cause to be taken on behalf of the Corporation, at any time or from time to time, such action or actions as in the opinion of the officer acting (as proved conclusively by the action taken) may be necessary or desirable to effect and keep effective listing of such Common Stock on such system and, if requested, to appear before officials of such system with authority to make all required changes in said application and related documents, and any such application or document signed in the name of this Corporation may be accepted by any party concerned herewith as having been authorized by this resolution.

III.     MISCELLANEOUS

1.           INVESTMENT COMPANY MATTERS

RESOLVED:             That, because (i) the Corporation may be deemed to be an
                      "investment company" as that term is defined in Section 3 of the Investment Company Act of 1940, as amended (the
                      "1940 ACT"), (ii) the Corporation has a bona fide intent to be engaged primarily, as soon as is reasonably possible, but in any event, no later than November 16, 2000 in a business other than that of investing, reinvesting, owning, holding or trading in securities, and
                      (iii) the Corporation intends to rely upon safe harbor
                      Rule 3a-2 under the 1940 Act which would deem the Corporation not to be engaged in the business of investing, reinvesting, owning, holding, or trading in securities, and therefore not subject to the 1940 Act, for a period up to November 16, 2000; the Corporation rely on the safe harbor of Rule 3a-2 under the 1940 Act.

FURTHER
RESOLVED:             That the Corporation has a bona fide intent to be engaged
                      primarily, as soon as is reasonable possible, but in any event, no later than November 16, 2000, in a business other than that of investing, reinvesting, owning, holding or trading in securities.

iBasis, Inc.
March 8, 2000
Page 8

2.       RESOLUTIONS OF GENERAL APPLICABILITY.

RESOLVED:             That the Authorized Officers and any person or persons
                      designated and authorized to act by any of the Authorized
                      Officers are, and each of them acting singly is authorized to do and perform or cause to be done and performed, in the name and on behalf of the Corporation, all other acts, to pay or cause to be paid, on behalf of the Corporation, all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, undertakings, supplements, amendments, further assurances or other communications of any kind, under the corporate seal of the Corporation or otherwise and in the name of and on behalf of the Corporation or otherwise, as he, she or they may deem necessary, advisable or appropriate to effect the intent of the foregoing resolutions or to comply with the requirements of the instruments approved and authorized by the foregoing resolutions.

FURTHER
RESOLVED:             That any acts of any the Authorized Officers and of any
                      person or persons designated and authorized to act by any of the Authorized Officers, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Corporation.